EXHIBIT 99.1

Linn Energy to Sell All of Its Interests in the Appalachian Basin,

Including Its Marcellus Shale Acreage, to XTO Energy for $600 Million

Houston, Texas, April 15, 2008 — Linn Energy, LLC (Nasdaq: LINE) announced today that it has agreed to sell all of its interests in oil and gas properties in the Appalachian Basin, including its Marcellus Shale acreage, to XTO Energy Inc. (NYSE: XTO) for cash consideration of $600 million, subject to closing adjustments.  The Company will use proceeds to reduce indebtedness under its credit facility and anticipates closing on July 1, 2008. The properties include proved reserves, as estimated by a third-party engineering firm at December 31, 2007, of approximately 197 billion cubic feet of natural gas equivalent (99% natural gas) and currently produce 25 million cubic feet of natural gas equivalent per day.

“Linn Energy’s core strategy is to focus on low risk development opportunities, and recent enthusiasm regarding the prospective Marcellus Shale play provided the incentive for us to evaluate our holdings in Appalachia and determine their fit within our strategy and MLP structure,” said Michael C. Linn, Chairman and Chief Executive Officer of Linn Energy. “A delineation of opportunities in the Marcellus will take time and successful exploration and development will require significant capital investment. We believe that monetizing our Appalachian assets has created significant value for our unitholders and that the sale represents full value for our Marcellus acreage and Appalachian proved reserves.”

Pro forma for the sale, Linn Energy will have a strong financial profile with availability under its credit facility of approximately $700 million.  The Company plans to issue revised guidance with its first quarter earnings release. However, the Company does not expect the sale to materially alter its previously issued guidance for distributable cash flow or distribution coverage and believes the sale will not impact its ability to earn and pay its distribution at the current annualized rate of $2.52 per unit. Closing is subject to customary closing conditions and the expiration of the waiting period under Hart-Scott-Rodino Antitrust Improvement Act of 1976.

Lehman Brothers Inc. acted as financial advisor to Linn Energy and conducted a multi-party auction process for this transaction.

ABOUT LINN ENERGY

Linn Energy is an independent oil and gas company focused on the development and acquisition of long life properties which complement its asset profile in producing basins within the United States.  More information about Linn Energy is available on the internet at www.linnenergy.com.

CONTACTS:	Kolja Rockov	Clay P. Jeansonne
	Executive Vice President and CFO	Vice President — Investor Relations
	281-840-4169	281-840-4193

This press release includes “forward-looking statements” within the meaning of the federal securities laws.  All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements.  These statements in this press release include but are not limited to statements about future distributions.  These statements are based on certain assumptions made by the Company based on management’s experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate.  Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements.  These include risks relating to financial performance and results, availability of sufficient cash flow to pay distributions and execute our business plan, prices and demand for gas, oil and natural gas liquids, our ability to replace reserves and efficiently develop our current reserves and other important factors that could cause actual results to differ materially from those projected as described in the Company’s reports filed with the Securities and Exchange Commission.  See “Risk Factors” in the Company’s 2007 Annual Report on Form 10-K and any other public filings and press releases.

Any forward-looking statement speaks only as of the date on which such statement is made and the Company undertakes no obligation to publicly correct or update any forward-looking statement, whether as a result of new information, future events or otherwise.